Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ServiceTitan, Inc. of our report dated April 1, 2025 relating to the financial statements, which appears in ServiceTitan, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2025.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 1, 2025